SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

           On September 20, 2006, the Company announced that Thomas Axmacher was appointed Vice President and Controller of the Company effective October 2, 2006. In holding such positions, he will be the principal accounting officer of the Company. Mr. Axmacher, age 47, has over 23 years of diverse experience as a financial professional. He was previously Chief Financial Officer of Curative Health Services, Inc., a publicly traded health care company. He held that position since 2001. From 1991 to 2001 Mr. Axmacher served as Controller of that company. From 1986 to 1991 Mr. Axmacher served as Vice President and Controller of Tempo Instrument Group, an electronics manufacturer. Mr. Axmacher received a Bachelor of Science degree in Accounting in 1982 from Albany University and a Master of Business Administration degree in 1992 from Long Island University. A press release regarding Mr. Axmacher’s appointment was issued by the Company on September 20, 2006, a copy of which is filed as an exhibit.

Item 9.01.       Financial Statements and Exhibits.

           (a)        Financial Statements of Business Acquired — not applicable

           (b)      Pro Forma Financial Information — not applicable

           (c)      Exhibits

99.1	Press Release of Systemax Inc., dated September 20, 2006 regarding the appointment of Thomas Axmacher as Vice President and Controller of the Company

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and Chief Financial Officer

Dated: September 21, 2006

EXHIBIT INDEX

99.1	Press Release of Systemax Inc., dated September 20, 2006 regarding the appointment of Thomas Axmacher as Vice President and Controller of the Company